Exhibit 10.7

CONFIRMATION OF ENVIRONMENTAL
COMPLIANCE AND INDEMNIFICATION AGREEMENT

          CONFIRMATION OF ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION AGREEMENT (as the same may be amended or otherwise modified from time to time, the “Confirmation”) made and entered into as of the 9thday of August, 2005 between CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership, having an office at 475 Fifth Avenue, New York, New York 10017 (“Indemnitor”) and BANK OF AMERICA, N.A., successor by merger to Fleet National Bank, a national banking association organized and existing under the laws of the United States of America, having an office at 1185 Avenue of the Americas, New York, New York 10036, in its capacity as agent and as a lender (“Bank”).

W I T N E S S E T H:

          WHEREAS, Bank made a loan to Indemnitor in the original principal amount of $24,000,000 (the “Loan”);

          WHEREAS, the Loan is evidenced by that certain Secured Promissory Note dated September 26, 1996 (as amended by a First Amendment of Loan Agreement and Note dated as of December 6, 1996, a Third Amendment of Loan Agreement and Second Amendment of Note dated as of September 25, 1998, and an Amended and Restated Secured Promissory Note dated October 12, 2000 and as the same may further be amended or otherwise modified from time to time, the “Note”), and secured by one or more mortgages (or deeds of trust) and assignments of rents (as amended prior to the date hereof and as the same may further be amended or otherwise modified from time to time, collectively, the “Mortgage”);

          WHEREAS, Indemnitor and Bank are simultaneously herewith modifying the terms and provisions of the Note and of the Mortgage;

          WHEREAS, in connection with the initial execution and delivery of the Note and the Mortgage, Indemnitor executed and delivered to Bank that certain Environmental Compliance and Indemnification Agreement dated as of September 26, 1996 (as the same may be amended or otherwise modified from time to time, the “Environmental Compliance and Indemnification Agreement”); and

          WHEREAS, it is a condition precedent to the effectiveness of the aforesaid modifications that Indemnitor and Bank execute this Confirmation, and Indemnitor and Bank are willing to do so.

          NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Bank and Indemnitor hereby agree as follows:

          1.          Definitions.  All capitalized terms used herein without definition and which are defined in the Environmental Compliance and Indemnification Agreement are used herein with the meanings assigned to such terms in the Environmental Compliance and Indemnification Agreement.

          2.          Confirmation of Environmental Compliance and Indemnification Agreement.  The Environmental Compliance and Indemnification Agreement and all covenants of Indemnitor made in the Environmental Compliance and Indemnification Agreement are hereby ratified and confirmed by Indemnitor in all respects, and the Environmental Compliance and Indemnification Agreement shall continue in full force and effect in accordance with its terms.

          3.          Modifications.  No provision of this Confirmation may be waived, amended or supplemented except by a written instrument executed by Indemnitor and Bank.

          4.          Successors and Assigns. This Confirmation, which sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, inures to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

          5.          Severability. In the event that any one or more of the provisions contained in this Confirmation shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Confirmation, but this Confirmation shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          6.          Captions; Counterparts; Governing Law. Captions used in this Confirmation are for convenience of reference only and shall not be deemed a part of this Confirmation nor used in the construction of its meaning.  This Confirmation may be signed in counterparts.  This Confirmation shall be governed by the laws of the State of New York.

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          IN WITNESS WHEREOF, Bank and Indemnitor have duly executed this Confirmation, as of the date and year first above written.

BANK:

BANK OF AMERICA, N.A., as Agent and as Lender

By:	/s/ GREGORY W. EGLI

Gregory W. Egli,
Senior Vice President

INDEMNITOR:

CORPORATE REALTY INCOME FUND I, L.P.

By:	/s/ ROBERT F. GOSSETT, JR.

Robert F. Gossett, Jr.,
General Partner

By:	1345 REALTY CORPORATION,
General Partner

By:	/s/ ROBERT F. GOSSETT, JR.

Robert F. Gossett, Jr.,
President

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